UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

MINCO MINING & METALS CORPORATION

(Exact name of registrant as specified in its charter)

       British Columbia, Canada                           N/A

(State of incorporation or organization)   (I.R.S. Employer Identification No.)

Suite 1980, 1055 West Hastings Street

Vancouver, British Columbia, Canada  V6E 2E9

(Address of principal executive offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each to be so registered class	Name of each exchange on which registered
Common Shares	American Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.    ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.    ☐

Securities Act registration statement file number to which this form relates: (if applicable)  N/A

Securities to be registered pursuant to Section 12(g) of the Act:

    N/A

(Title of class)

    N/A

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.

Description of Registrant’s Securities to be Registered.

A description of the Registration’s common shares is incorporated by reference to Items 10A. and 10.B. of the Registration’s Form 20-F for the year ended December 31, 2004.

Item 2.

Exhibits.

Exhibit Number

3.(i)

Articles of Incorporation and all amendments(1)

3.(ii)

Bylaws(1)

10.4

Performance Shares Escrow Agreement dated August 17, 1995, between Registrant, Montreal Trust Company of Canada and certain shareholders of Registrant (1)

(1)  Incorporated by reference to the Registrant’s Form 20-F/R-A, amendment number 1 filed on October 18, 2000.

SIGNATURE

Pursuant to the requirements of Section l2 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

(Registrant)

MINCO MINING & METALS CORPORATION

Date:

November 14, 2005

Signature:

/s/“Ken Z. Cai”

Ken Z. Cai, President, CEO & Director